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       As filed with the Securities and Exchange Commission on May 15, 2002

                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          --------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------
                            PHOENIX TECHNOLOGIES LTD.
             (Exact Name of Registrant as Specified in Its Charter)

                          --------------------------

                 Delaware                                 04-2685985
      (State or Other Jurisdiction of                  (I.R.S. Employer
      Incorporation or Organization)                  Identification No.)

           411 E. Plumeria Drive
               San Jose, CA                                  95134
 (Address of Principal Executive Offices)                 (Zip Code)
                          --------------------------
                                 1999 Stock Plan
                            1999 Director Option Plan
                        2001 Employee Stock Purchase Plan
                            (Full Title of the Plans)
                          --------------------------
                                 Albert E. Sisto
                             Chief Executive Officer
                            Phoenix Technologies Ltd.
                              411 E. Plumeria Drive
                               San Jose, CA 95134

                    (Name and Address of Agent For Service)

                                (408) 570-1000
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:

                              Alan Talkington, Esq.
                       Orrick, Herrington & Sutcliffe LLP
                        Old Federal Reserve Bank Building
                               400 Sansome Street
                      San Francisco, California 94111-3143
                                (415) 392-1122


                                               CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                Amount              Proposed             Proposed            Amount of
                                                 To Be          Maximum Offering     Maximum Aggregate      Registration
  Title of Securities to be Registered      Registered (1)       Price Per Share      Offering Price            Fee
-------------------------------------------------------------------------------------------------------------------------

Common Stock*
      par value $.001 per share

1999 Stock Plan                                 950,000          $12.46 (2)           $11,837,000 (2)       $1,089.00
1999 Director Option Plan                        90,000          $12.816 (3)          $ 1,153,440 (3)       $  106.12
2001 Employee Stock Purchase Plan               200,000          $10.591 (4)          $ 2,118,200 (4)       $  194.87
------------------------------------      ----------------                          ----------------     ----------------
Total                                          1,240,000                              $15,108,640           $1,389.99
=========================================================================================================================

(1)  This Registration Statement shall also cover any additional shares of Common Stock of the Registrant which become issuable under the 1999 Stock Plan, the 1999 Director Option Plan or the 2001 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding
     Common Stock.

(2)  The estimated Proposed Maximum Offering Price Per Share was calculated pursuant to Rules 457(c) and 457(h) under the
     Securities Act on the basis of $12.46 per share, the average of the high and low price of the Common Stock on the
     Nasdaq National Market on May 10, 2002.

(3)  The Proposed Maximum Offering Price Per Share represents a weighted average of the following estimates calculated in accordance with Rule 457(h) under the Securities Act. With respect to 34,000 shares subject to outstanding options to purchase Common Stock under the 1999 Director Option Plan, the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $13.403 per share pursuant to Rule 457(h) under the Securities Act. With respect to 56,000 shares of Common Stock not subject to outstanding options, the estimated Proposed Maximum Offering
     Price Per Share was calculated pursuant to Rules 457(c) and 457(h) under the Securities Act on the basis of $12.46 per share, the average of the high and low price of the Common Stock on the Nasdaq National Market on May 10, 2002.

(4)  The estimated Proposed Maximum Offering Price Per Share was calculated pursuant to Rules 457(c) and 457(h) under the
     Securities Act on the basis of 85% of $12.46 per share, the average of the high and low price of the Common Stock on the Nasdaq National Market on May 10, 2002.

*    Includes Preferred Stock Purchase Rights which, prior to the occurrence of certain events, will not be exercisable or evidenced separately from the Common Stock.
============================================================================================================================

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                                     PART II

Item 3.  Incorporation of Certain Documents by Reference

         The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

         (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's latest annual report;

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on August 5, 1988, including any amendment or report filed for the purpose of updating such description; and

         (d) The description of certain Preferred Share Purchase Rights that at the present time are represented by and may only be transferred with the Company's Common Stock, which description is contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 28, 1999 pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Inapplicable.

Item 5.  Interests of Named Experts and Counsel

         Inapplicable.

Item 6.  Indemnification of Directors and Officers

         Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions. Article NINTH of the Registrant's Restated Certificate of Incorporation eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except for liability: (1) for breach of a director's duty of loyalty to the Registrant or its stockholders;
(2) for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the Delaware General Corporation Law grants to each corporation organized thereunder the power to indemnify its officers and directors for certain acts. Article TENTH of the Registrant's Restated Certificate of Incorporation sets forth the extent to which officers and directors of the Registrant may be indemnified against any liabilities which they may incur in their capacities as directors or officers of the Registrant. Article TENTH provides, in part, that each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or enterprise shall be indemnified and held harmless by the Registrant, to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such proceeding; provided, however, that if the person seeking indemnification initiated the proceeding in respect to which he or she is seeking indemnification from the Registrant, the Registrant shall provide such indemnification only if such proceeding was authorized by the Registrant's Board of Directors. The right to indemnification includes the right to be paid expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law so requires, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to indemnification.

Item 7.  Exemption From Registration Claimed

         Inapplicable.

Item 8.  Exhibits

         Exhibit
          Number    Name
         -------    ----

          4.1 1999 Stock Plan, as amended April 9, 2002 (incorporated herein by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarter ended March 31, 2002).


          4.2 1999 Director Option Plan (incorporated herein by reference to Exhibit 4.2 to Registrant's Registration Statement on Form S-8 filed on December 5, 2001).


          4.3 2001 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant's Form 10-Q for the quarter ended March 31, 2002).


          5.1       Opinion of Orrick, Herrington & Sutcliffe LLP.


          23.1      Consent of Ernst & Young LLP, Independent Auditors.


          23.2      Consent of Orrick, Herrington & Sutcliffe LLP is included in
                    Exhibit 5.1 to this Registration Statement.


          24.1 Power of Attorney is included on page five of this Registration Statement.

Item 9.  Undertakings

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)    to include any prospectus required by
Section 10(a)(3) of the Securities Act;

                           (ii)   to reflect in the prospectus any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii)  to include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on the 14th of May, 2002.

                                         PHOENIX TECHNOLOGIES LTD.
                                         (Registrant)

                                         By: /s/ Albert E. Sisto
                                            ------------------------------------
                                            Albert E. Sisto
                                            Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Linda V. Moore, Albert E. Sisto and John
M. Greeley jointly and severally, his attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature                        Title                          Date
      ---------                        -----                          ----

/s/ Albert E. Sisto           Director, President and               May 14, 2002
-------------------       Chief Executive Officer (Principal
    Albert E. Sisto              Executive Officer)


/s/ John M. Greeley         Vice President, Finance and             May 14, 2002
-------------------           Chief Financial Officer
    John M. Greeley      (Principal Financial Officer and
                          Principal Accounting Officer)

/s/ Taher Elgamal                     Director                      May 14, 2002
-----------------
    Taher Elgamal

/s/ Edmund Jensen                     Director                      May 14, 2002
-----------------
    Edmund Jensen

  /s/ Anthony P. Morris                 Director                 May 14, 2002
-----------------------
  Anthony P. Morris


  /s/ Tony Sun                          Director                 May 14, 2002
-----------------------
      Tony Sun


  /s/ George C. Huang                   Director                 May 14, 2002
-----------------------
   George C. Huang


A majority of the Board of Directors.

                                  EXHIBIT INDEX

    Exhibit
    Number     Name
    -------    ----
    4.1        1999 Stock Plan, as amended April 9, 2002 (incorporated herein by reference to Exhibit 10.1 to the Registrant's Form 10-Q for the quarter ended March 31, 2002).

    4.2        1999 Director Option Plan (incorporated herein by reference to
               Exhibit 4.2 to Registrant's Registration Statement on Form S-8 filed on December 5, 2001).

    4.3 2001 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant's Form 10-Q for the quarter ended March 31, 2002).

    5.1        Opinion of Orrick, Herrington & Sutcliffe LLP.

    23.1       Consent of Ernst & Young LLP, Independent Auditors.

    23.2       Consent of Orrick, Herrington & Sutcliffe LLP is included in
               Exhibit 5.1 to this Registration Statement.

    24         Power of Attorney is included on page five of this Registration
               Statement.